PRESS RELEASE	November 9, 2010

Century Casinos, Inc. Announces Third Quarter 2010 Results

Colorado Springs, Colorado – November 9, 2010 – Century Casinos, Inc. (NASDAQ Capital Market® and Vienna Stock Exchange: CNTY) today announced its financial results for the three and nine months ended September 30, 2010.

Third Quarter 2010 Highlights

•	Net operating revenue was $16.0 million, a 16% increase from third quarter 2009.

•	Net earnings per share was $0.01, an increase from a net loss per share of $0.03 in the third quarter 2009.

	For the Three Months			For the Nine Months
Amounts in thousands, except share data	Ended September 30, 2010			Ended September 30, 2010
Consolidated Results:	2010	2009	% Change	2010	2009	% Change
Net operating revenue	$15,984	$13,724	16%	$45,061	$37,607	20%
Operating earnings from continuing operations	744	788	(6%)	1,433	657	118%
Earnings from discontinued operations	-	461	NM	-	23,140	NM
Earnings (loss) from continuing operations	321	(1,179)	NM	191	(3,683)	NM
Net earnings (loss) attributable to Century Casinos, Inc. and Subsidiaries	$321	$(727)	NM	$191	$18,521	(99%)

Adjusted EBITDA*	$2,424	$2,554	(5%)	$6,528	$6,216	5%

Basic and Diluted earnings per share:
Earnings (Loss) from continuing operations	$0.01	$(0.05)	NM	$0.01	$(0.15)	NM
Net earnings (loss)	$0.01	$(0.03)	NM	$0.01	$0.79	(99%)
Weighted-average common shares, basic and diluted	23,851,110	23,622,974		23,771,930	23,557,398

“We are pleased with our overall performance for the third quarter, especially when considering the current North American gaming environment,” said Erwin Haitzmann and Peter Hoetzinger. Co-Chief Executive Officers of Century Casinos.  “We look forward to completing the renovation work at our new casino in Calgary in mid-November and to start operating the property under the Century Casino brand.”

Third Quarter 2010 Results

Net operating revenue increased by $2.3 million, or 16%, for the three months ended September 30, 2010 compared to the three months ended September 30, 2009. The increase in net operating revenue is mainly attributable to the acquisition of the Calgary property, additional revenue generated from two new cruise line agreements and an increase in revenue in Central City and Edmonton, slightly offset by a decrease in Cripple Creek.

Operating earnings from continuing operations decreased 6% for the three months ended September 30, 2010 compared to the three months ended September 30, 2009.  Operating earnings generated by the Company’s Century Casino & Hotel in Central City increased by $0.1 million as it continues to benefit from increased revenue as well as cost controlling measures. These earnings were offset by a $0.1 million decrease for the Company’s Century Casino & Hotel in Cripple Creek. Adjusted EBITDA declined $130,000 or 5%, to $2.4 million in the three months ended September 30, 2010 compared to the three months ended September 30, 2009.

*See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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Net earnings per share (EPS) for the three months ended September 30, 2010 was $0.01, an increase from a net loss per share of $0.03 for the three months ended September 30, 2009. The EPS increase is primarily due to an increase in net earnings caused by $1.3 million in interest expense savings for the three months ended September 30, 2010 compared to the three months ended September 30, 2009, related to the repayment of the Company’s third party debt in Colorado.

Nine Month 2010 Results

Net operating revenue increased by $7.5 million, or 20%, for the nine months ended September 30, 2010 compared to the nine months ended September 30, 2009.  The increase in net operating revenue is mainly attributable to the acquisition of the Calgary property, additional revenue generated from two new cruise line agreements and an increase in revenue in Edmonton, slightly offset by a decrease in Cripple Creek.

Operating earnings from continuing operations increased by $0.8 million or 118%, for the nine months ended September 30, 2010 compared to the nine months ended September 30, 2009.  The increase is primarily due to $0.8 million in cost savings in the corporate segment.  Corporate cost savings increased primarily due to a reduction in the amount of stock compensation and overall corporate expenses recognized during the nine months ended September 30, 2010 compared to the nine months ended September 30, 2009. Adjusted EBITDA for the nine months ended September 30, 2010 improved 5% to $6.5 million compared to the nine months ended September 30, 2009.

EPS for the nine months ended September 30, 2010 was $0.01, compared to EPS of $0.79 for the nine months ended September 30, 2009.  Excluding discontinued operations, EPS from continuing operations for the nine months ended September 30, 2010 was $0.01 compared to a loss per share from continuing operations for the nine months ended September 30, 2009 of $0.15.  The increase in EPS from continuing operations is primarily due to $2.6 million in interest expense savings for the nine months ended September 30, 2010 compared to the nine months ended September 30, 2009 related to the repayment of the Company’s third party debt in Colorado in the third and fourth quarter of 2009, as well as the 118% increase in operating earnings from continuing operations.

Property Results (Continuing Operations)
(in thousands)

	Net Operating Revenue		Adjusted EBITDA*		Net Operating Revenue		Adjusted EBITDA*
	For the Three Months				For the Nine Months
	Ended September 30,				Ended September 30,
	2010	2009	2010	2009	2010	2009	2010	2009
Century Casino & Hotel, Edmonton	$5,291	$5,091	$1,693	$1,776	$16,147	$14,729	$5,107	$5,105
Century Casino, Calgary	1,964	-	(90)	-	5,804	-	62	-
Century Casino & Hotel, Central City	4,849	4,790	1,283	1,176	13,231	13,132	3,152	3,219
Century Casino & Hotel, Cripple Creek	3,010	3,246	639	768	7,893	8,259	1,322	1,613
Cruise Ships	870	597	113	156	1,986	1,487	350	266
Corporate	-	-	(1,214)	(1,322)	-	-	(3,465)	(3,987)
Consolidated	$15,984	$13,724	$2,424	$2,554	$45,061	$37,607	$6,528	$6,216

*See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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Balance Sheet and Liquidity

As of September 30, 2010, the Company has $24.8 million in cash and cash equivalents, and $13.6 million in long-term debt obligations on its balance sheet.

Conference Call Information

The Company has posted the Form 10-Q filed with the SEC for the third quarter of 2010 on its website at www.cnty.com/corporate/investor/sec-filings/.

Century Casinos will host its third quarter 2010 earnings conference call on November 9, 2010 at 10:00 am MST; 6:00 pm CET, respectively. U.S. domestic participants should dial 1-800-894-5910 for all other international participants; please use +1-785-424-1052 to dial in. Participants may also listen to the call live or obtain a recording of the call on the Company’s website at www.cnty.com/corporate/investor/financial-results/.

(continued)

*See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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CENTURY CASINOS, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION – US GAAP BASIS
	For the three months		For the nine months
	ended September 30,		ended September 30,
Amounts in thousands, except for share and per share information	2010	2009	2010	2009
Operating revenue:
Gaming	$14,348	$12,804	$40,169	$35,414
Hotel, food and beverage	2,789	2,279	8,311	6,215
Other	773	523	2,122	1,395
Gross revenue	17,910	15,606	50,602	43,024
Less: Promotional allowances	1,926	1,882	5,541	5,417
Net operating revenue	15,984	13,724	45,061	37,607
Operating costs and expenses:
Gaming	6,289	5,196	17,578	14,254
Hotel, food and beverage	2,404	1,807	6,742	5,006
General and administrative	4,986	4,440	15,082	13,318
Depreciation	1,529	1,526	4,542	4,648
Total operating costs and expenses	15,208	12,969	43,944	37,226

Earnings from equity investment	(32)	33	316	276

Operating earnings from continuing operations	744	788	1,433	657

Non-operating income (expense):
Interest income	17	33	39	43
Interest expense	(280)	(1,618)	(861)	(3,433)
(Losses) on foreign currency transactions and other	14	(182)	26	(431)
Non-operating (expense), net	(249)	(1,767)	(796)	(3,821)

Earnings (loss) from continuing operations before income taxes	495	(979)	637	(3,164)

Income tax provision	174	200	446	519
Earnings (loss) from continuing operations	321	(1,179)	191	(3,683)

Discontinued operations:
Earnings from discontinued operations	-	(38)	-	2,674
Gain on disposition of Century Casino Millennium	-	-	-	915
Gain on disposition of Century Casinos Africa	-	429	-	20,277
Income tax provision	-	(70)	-	726
Earnings from discontinued operations	-	461	-	23,140

Net earnings (loss)	321	(718)	191	19,457
Less:
Net loss attributable to the noncontrolling
interests (continuing operations)	-	(5)	-	(42)
Net earnings attributable to the noncontrolling
interests (discontinued operations)	-	14	-	978

Net earnings (loss) attributable to Century Casinos, Inc. and subsidiaries	$321	($727)	$191	$18,521

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CENTURY CASINOS, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION – US GAAP BASIS

For the three months	For the nine months
ended September 30,	ended September 30,
2010	2009	2010	2009
Basic earnings per share:
Earnings (loss) from continuing operations	$0.01	($0.05)	$0.01	($0.15)
Earnings from discontinued operations	-	0.02	-	0.94
Net earnings (loss)	$0.01	($0.03)	$0.01	$0.79

Diluted earnings per share:
Earnings (loss) from continuing operations	$0.01	($0.05)	$0.01	($0.15)
Earnings from discontinued operations	-	0.02	-	0.94
Net earnings (loss)	$0.01	($0.03)	$0.01	$0.79
Century Casinos, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(Amounts in thousands)
September 30,	December 31,
2010	2009
Assets
Current Assets	$26,558	$39,627
Property and equipment, net	101,798	88,241
Other Assets	9,043	7,442
Total Assets	$137,399	$135,310

Liabilities and Shareholders’ Equity
Current Liabilities	$11,088	$10,984
Non-Current Liabilities	16,814	16,037
Shareholders’ Equity	109,497	108,289
Total Liabilities and Shareholders’ Equity	$137,399	$135,310

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CENTURY CASINOS, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

Century Casinos, Inc.
Adjusted EBITDA Margins ** by Property (Unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
Century Casino & Hotel, Edmonton	32%	35%	32%	35%
Century Casiino, Calgary	-5%	-	1%	-
Century Casino & Hotel, Central City	26%	25%	24%	25%
Century Casino & Hotel, Cripple Creek	21%	24%	17%	20%
Cruise Ships	13%	26%	18%	18%
Consolidated Adjusted EBITDA Margin	15%	19%	14%	17%

Century Casinos, Inc.
Reconciliation of Adjusted EBITDA * to Earnings (Loss) from Continuing Operations by Property (Unaudited)
For the Three Months Ended September 30, 2010

Amounts in thousands
	Three Months Ended September 30, 2010
	Edmonton	Calgary	Central City	Cripple Creek	Cruise Ships	Corporate	Total

Earnings (loss) from continuing operations	769	(119)	377	217	29	(952)	321
Interest income	(4)	-	-	-	-	(13)	(17)
Interest expense	280	-	-	-	-	-	280
Income taxes	296	(45)	219	134	1	(431)	174
Depreciation	350	77	677	288	83	54	1,529
Stock compensation	-	-	-	-	-	98	98
Foreign currency	(4)	(3)	-	-	-	(15)	(22)
Property write-down and other write offs	-	-	10	-	-	(10)	-
Disposition of fixed assets	6	-	-	-	-	55	61
Adjusted EBITDA*	1,693	(90)	1,283	639	113	(1,214)	2,424

	Three Months Ended September 30, 2009
	Edmonton	Calgary	Central City	Cripple Creek	Cruise Ships	Corporate	Total

Earnings (loss) from continuing operations	819	-	(527)	283	62	(1,816)	(1,179)
Interest income	(2)	-	-	-	-	(31)	(33)
Interest expense	293	-	1,316	5	-	4	1,618
Income taxes	314	-	(335)	173	3	45	200
Depreciation	340	-	721	307	91	67	1,526
Stock compensation	-	-	-	-	-	239	239
Foreign currency	12	-	-	-	-	170	182
Disposition of fixed assets	-	-	1	-	-	-	1
Adjusted EBITDA*	1,776	-	1,176	768	156	(1,322)	2,554

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CENTURY CASINOS, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

Century Casinos, Inc.
Reconciliation of Adjusted EBITDA * to Earnings (Loss) from Continuing Operations by Property (Unaudited)
For the Nine Months Ended September 30, 2010

Amounts in thousands
	Nine Months Ended September 30, 2010
	Edmonton	Calgary	Central City	Cripple Creek	Cruise Ships	Corporate	Total

Earnings (loss) from continuing operations	2,340	(87)	723	279	94	(3,158)	191
Interest income	(20)	(1)	-	-	-	(18)	(39)
Interest expense	857	-	-	-	-	4	861
Income taxes	856	(33)	405	171	3	(956)	446
Depreciation	1,047	185	2,023	871	253	163	4,542
Stock compensation	-	-	-	-	-	386	386
Foreign currency	18	(2)	-	-	-	57	73
Disposition of fixed assets	9	-	1	1	-	57	68
Adjusted EBITDA*	5,107	62	3,152	1,322	350	(3,465)	6,528

	Nine Months Ended September 30, 2009
	Edmonton	Calgary	Central City	Cripple Creek	Cruise Ships	Corporate	Total

Earnings (loss) from continuing operations	2,353	-	(829)	263	45	(5,515)	(3,683)
Interest income	(4)	-	(1)	-	-	(38)	(43)
Interest expense	823	-	2,368	143	-	99	3,433
Income taxes	916	-	(545)	161	1	(14)	519
Depreciation	959	-	2,223	1,046	220	200	4,648
Stock compensation	-	-	-	-	-	863	863
Foreign currency	58	-	-	-	-	403	461
Disposition of fixed assets including impairments and other write offs	-	-	3	-	-	15	18
Adjusted EBITDA*	5,105	0	3,219	1,613	266	(3,987)	6,216

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CENTURY CASINOS, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

*  The Company defines Adjusted EBITDA as earnings (loss) from continuing operations before interest, income taxes, depreciation, amortization, pre-opening expenses, non-cash stock based compensation charges, asset impairment costs, gains (losses) on disposition of fixed assets, discontinued operations, realized foreign currency gains (losses) and certain other one-time items. Intercompany transactions consisting primarily of management fees and interest, along with their related tax effects, are excluded from the presentation of net earnings and Adjusted EBITDA reported for each property. These adjustments have no effect on the consolidated results. Adjusted EBITDA is not considered a measure of performance recognized under accounting principles generally accepted in the United States of America. Management believes that Adjusted EBITDA is a valuable measure of the relative performance among its operating segments. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management uses Adjusted EBITDA to compare the relative operating performance of separate operating units by eliminating the above mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue, and the often high cost of acquiring existing operations. EBITDA (Earnings before interest, taxes, depreciation and amortization) is used by the Company’s lending institution to gauge operating performance. The Company’s computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies. Please see the reconciliation of Adjusted EBITDA to earnings (loss) from continuing operations above. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity.

**  The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net operating revenue. Management uses this margin as one of several measures to evaluate the efficiency of the Company’s casino operations.

About Century Casinos, Inc.:
Century Casinos, Inc. is an international casino entertainment company that owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada and the Century Casino in Calgary, Alberta, Canada. The Company also operates casinos aboard eleven luxury cruise vessels (Silver Cloud, Regatta, Insignia, Nautica, Mein Schiff, Wind Surf, Wind Star, Wind Spirit, Seven Seas Voyager, Seven Seas Mariner, Seven Seas Navigator) and signed contracts for casinos on three additional ships (Marina, Riviera and TUI Mein Schiff II) that are expected to start operations soon.  Through its Austrian subsidiary, Century Casinos Europe GmbH, the Company holds a 33.3% ownership interest in Casinos Poland Ltd., the owner and operator of seven full casinos in Poland.  Century Casinos, Inc. continues to pursue other international projects in various stages of development.

For more information about Century Casinos, visit our website at www.centurycasinos.com. Century Casinos’ common stock trades on The NASDAQ Capital Market® and the Vienna Stock Exchange under the symbol CNTY.

This release may contain “forward-looking statements“ within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, expected competition, the impact of new gaming laws, plans for our casinos and the impact of the economic downturn. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the sections entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K filed on March 15, 2010. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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